AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER (the "Agreement") is entered into as of the 12 day of July, 2000, by and among Vinex Wines, Inc., a Delaware corporation ("VWI") and Peppercorn Industrial Corporation, a Nevada corporation ("PI")

         WHEREAS, VWI is authorized to issue up to 50,000,000 shares of common stock, $.001 par value ("VWI Common Stock") of which 25,000,000 shares are issued and outstanding; and

         WHEREAS PI is authorized to issue up to 100,000,000 shares of common stock, $.001 par value ("PI Stock"); of which 1,000,000 shares are issued and outstanding; and

         WHEREAS the respective Boards of Directors of VWI and PI believe it to be in the best interests of their respective corporations and shareholders for VWI to merge with and into PI (PI and VWI sometimes referred to as the "Constituent Corporations") upon the terms and conditions herein contained; and in connection therewith have each adopted, approved and authorized the execution and delivery of this Agreement and Plan of Merger (the "Agreement"); and

         WHEREAS, the Boards of Directors of PI and VWI has submitted this Agreement and the subject merger to its shareholders for approval as required by the corporate law of the respective States of incorporation.

         NOW THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements herein contained, the parties hereto do hereby agree as follows:

                                    I. MERGER

         1.01 Effective Time. The merger contemplated by this Agreement shall be effective on the date and time that the Certificate of Merger is filed with the Secretary of State of the State of Nevada (the "Effective Time").

         1.02 Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Nevada Revised Statutes of the State of Nevada (the "NRS"), VWI shall be merged with and into PI at the Effective Time (the "Merger"). As of the Effective Time, the separate corporate existence of VWI shall cease and PI shall continue as the surviving corporation (the "Surviving Corporation") under the new name of Vinex Wines, Inc. and shall succeed to and assume all the rights and obligations of VWI in accordance with the Nevada Revised Statutes. Without limiting the generality of the foregoing:

                  (a) PI, as the surviving corporation, shall continue its corporate existence under the laws of the State of Nevada and shall possess all of the rights, privileges, immunities, powers, franchises and authority (both public and private) of, and be subject to all of the restrictions, disabilities and duties of, PI and VWI;

                  (b) all of the assets and property of VWI of every kind, nature and description (real, personal and mixed and both tangible and intangible) and every interest therein, wheresoever located, including without limitation all debts or other obligations belonging or due to VWI, all stock subscriptions, claims and chooses in action shall be and be deemed to be vested, absolutely and unconditionally in PI (to the same extent, degree and manner as previously vested in VWI);

                  (c) all debts and obligations of VWI, all rights of creditors of VWI and all liens encumbering any of the property of VWI vested in PI shall remain in full force and effect without modification or impairment and shall be and be deemed to be enforceable against PI and its assets and properties with the same full force and effect as if such debts, obligations or liens had been originally incurred or created by PI in its own name and for its own behalf.

         1.03 Closing. Subject to the satisfaction or waiver of the last of the conditions set forth in Article VI hereof, the closing of the Merger will take place at 10:00 am on June 23, 2000, at the law offices of Steven Siskind, 645 Fifth Avenue, Fourth Floor, New York, NY 10022 or at such other time and place as the parties to this Agreement shall agree (the "Closing Date"). Subject to the terms and conditions of this Agreement, on the Closing Date: (a) the parties hereto shall each deliver to the other the documents, agreements, payments and consideration required to be delivered by each to the other party hereto as herein expressly provided and (b) the Constituent Corporations shall execute two originals of a Certificate of Merger in the forms required for filing with the Secretary's of State of Nevada and Delaware, which Certificates of Merger shall be filed by the parties with the Secretary's of State of Delaware and Nevada immediately after execution on the Closing Date. Subsequent to the Closing the parties hereto shall thereafter execute, acknowledge, deliver and/or record such other and further instruments, documents or certificates and/or take an perform such other and further actions as may be required to effect and/or implement the merger.

         1.04 Name. The name of the Surviving Corporation shall be "Vinex Wines, Inc."

         1.05 Constitutional Documents, Directors and Officers. On and as of the Effective Time:

                  (a) The Certificate of Incorporation of PI on such date in full force and effect shall be the Certificate of Incorporation of PI, as the surviving corporation, until the same shall be altered, amended, modified, terminated or rescinded in the manner provided by the Nevada Revised Statutes; which rights of alteration, amendment, modification, termination and/or rescission are hereby expressly reserved by PI;

                  (b) The By-Laws of PI on such date in full force and effect, shall be the By-Laws of PI, as the surviving corporation, until the same shall be altered, amended, modified, terminated or rescinded in the manner provided in the Certificate of Incorporation and/or the NRS; which rights of alteration, amendment, modification, termination and/or rescission are hereby expressly reserved by PI;

                  (c) The members of the Board of Directors, and the officers of PI, the Surviving Corporation, shall consist of the directors and officers of VWI immediately prior to the Effective Time; each to serve in such capacity until the earlier of their resignation or removal or until their successors are duly elected and qualified.

         1.06  Principal   Office.   The  principal   office  of  the  Surviving
Corporation shall be the principal office of PI as of the Effective Time, which is Vinex Wines, Inc., 11 East 44th Street, Suite 504, New York, NY 10017.


      II. EFFECT OF MERGER ON CAPITAL STOCK OF CONSTITUENT CORPORATIONS -
                            EXCHANGE OFCERTIFICATES


         2.01 Conversion of Capital Stock of VWI. As of the Effective Time, the shares of VWI Stock shall be converted and exchanged into shares of PI Common Stock and cash consideration in the following manner:

                  (a) Each issued and outstanding share of VWI Stock shall, by virtue of the merger and without any action on the part of the holder thereof, be converted and exchanged into 1/5 of a share of fully paid and non-assessable share of PI Common Stock, factional shares shall be rounded up;

                  (b) After the Effective Time, each holder, other than a Dissenting Shareholder, of an outstanding certificate which prior to the Effective Time represented shares of VWI Stock shall surrender such certificate ("Old Certificate") to PI, and such holder shall be entitled upon such surrender to receive in exchange therefore a certificate for that number of shares of PI Common Stock which such holder is entitled to receive under Section 2.01(a) of this Agreement. Until surrendered as contemplated by this sub-section, each Old Certificate for shares of VWI Stock shall be deemed at all times after the Effective Time to represent and evidence (for all corporate purposes) that number of shares of PI Common Stock into which the shares of VWI Stock theretofore represented by such Old Certificate shall have been converted pursuant to Section 2.01(a) hereof. From and after the Effective Time the sole rights of the holders of Old Certificates representing shares of VWI Stock shall be those to which they are entitled as owners of PI Common Stock into which the shares of VWI Stock evidenced by such Old Certificates have been converted as herein provided;

                  (c) Upon the issuance of the PI Common Stock to the shareholders of VWI as herein provided in exchange for their shares of VWI Stock, there shall be credited to the capital accounts of PI an amount equal to the fair market value of the shares of PI Common Stock so issued; and of the amount so credited, the portion thereof in excess of the aggregate par value thereof shall be credited to the capital surplus account.

                  (d) Notwithstanding anything in this Agreement to the contrary, any issued and outstanding shares of VWI Stock held by a person who complies with all of the provisions of Delaware law concerning the rights of holders of VWI Stock to object to the Merger and require appraisal of their shares ("Dissenting Shares" and "Dissenting Shareholders", as the case may be) shall not be converted as described in Section 2.01(a) but shall, instead entitle the holder thereof to receive such consideration as may be determined to be due to such Dissenting Shareholder pursuant to Delaware law. If, after the Effective Time, such Dissenting Shareholder withdraws his demand for appraisal or fails to perfect or otherwise loses his right of appraisal pursuant to Delaware law, each of his shares shall be deemed to be converted as of the Effective time into the PI Common Stock specified in Section 2.01(a).

                    III. REPRESENTATIONS AND WARRANTIES OF PI

         In order to induce VWI to execute and perform this Agreement, PI does hereby represent, warrant, covenant and agree (which representations, warranties, covenants and agreements shall be and be deemed to be continuing and survive the execution and delivery of this Agreement, the Closing and the Effective Time) as follows:

         3.01     Organization and Qualification.

                  (a) PI is a corporation duly organized, validly existing, and in good standing under the laws of Nevada, with all requisite power and authority to own, lease, license, and use its properties and assets and to carry on the business in which it is now engaged. PI is duly qualified to transact the business in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its business makes such qualification necessary.

                  (b) PI has furnished to VWI its Certificate of Incorporation and By-Laws, as presently in effect, certified by the Secretary of the corporation. PI is not in material violation or breach of, or in default with respect to, any term of its Certificate of Incorporation or By-Laws.

         3.02 Capitalization. The authorized capital stock of PI consists of 100,000,000 shares of PI Common Stock of which 1,000,000 shares were issued and outstanding as of March 31, 2000.

         3.03 Authority. PI has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of PI have been or as of the Effective Time will have been duly taken to authorize the execution, delivery, and performance of this Agreement by PI. This Agreement has been duly authorized, executed, and delivered by PI, constitutes the legal, valid, and binding obligation of, PI, and is enforceable as to PI in accordance with its terms subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies. Except for the provisions of the Nevada Revised Statutes governing the filing of the Certificate of Merger, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by PI for the execution, delivery, or performance of this Agreement by PI.

         3.04 PI Common Stock. All of the shares of PI Common Stock to be issued by PI pursuant to this Agreement shall be and be deemed to be duly and validly authorized and, when issued to the shareholders of VWI in exchange for their VWI Stock, duly and validly issued, fully paid and non-assessable and free and clear of all federal and state issuance, stock and/or company taxes (exclusive of the Delaware Stamp Tax which, if and when due, shall be paid by the surviving corporation), liens, claims, encumbrances and charges.

         3.05 Certificate. The representations, warranties, covenants and agreements of PI contained in this Agreement, including, without limitation, those contained in this Article III, are true, accurate and correct in all respects as of the date hereof and shall be true, accurate and correct and complete, in all respects, as of the Closing; and at the Closing PI shall deliver to VWI a certificate, executed by the chief executive officer of PI remaking, on behalf of PI, each of the representations, warranties, covenants and agreements of PI set forth in this Agreement, including without limitation, those set forth in this Article III hereof.

         3.06     Financial Statements and Condition.

                  (a) PI has delivered to VWI a true, correct and complete copy of its Form 10-SB dated December 2, 1999 ("Registration Statement") filed pursuant to the Securities Exchange Act of 1934, as amended (the "34 Act") which contains therein the audited balance sheet, statement of income, statement of retained earnings, and statement of cash flows of VWI for the fiscal year ended September 30, l999 (the "Audited Financial Statements").

                  (b) At or prior to the Closing, PI shall have filed its Form 10Q-SB for the period ended March 31, 2000 including unaudited financial statements ("Interim Statements", the Audited Financial Statements and Interim Statements collectively the "Financial Statements").

                  (c) The Financial Statements were prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the period involved, are true, correct and complete in all material respects, are in accordance with the books and records of PI and fairly present (and will fairly present) together with the notes thereto, the financial position and results of operations of PI for the periods therein indicated.

                  (d) Since the dates of the Financial Statements, there have not been, nor prior to the Closing will there be, any material adverse changes in the business or condition, financial or otherwise, of PI.

         3.07 Filings. PI has delivered (or will deliver, prior to the Closing) to VWI true, correct and complete copies of the Registration Statement (including exhibits) together with each of its other reports to shareholders and filings with the Commission for the year ended December 31, l999 and through the date of the Closing. PI has duly and timely filed (and will, prior to the Closing duly and timely file) all reports required to be filed by it under the Securities Act of l933, as amended ("33 Act") and the 1934 Act (collectively the "Federal Securities Laws"). None of the foregoing reports nor any reports sent to the shareholders of PI contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements in such reports, in light of the circumstances under which they were made, not misleading.

         3.08 Board Action. During the period from the date hereof until the Closing there shall not be taken an action by the Board of Directors of PI without the prior written consent of VWI in each instance.

                             VWI MERGER OBLIGATIONS

IV.   REPRESENTATIONS AND WARRANTIES OF VWI


         In order to induce PI to execute and perform this Agreement, VWI does hereby represent, warrant, covenant and agree (which representations, warranties, covenants and agreements shall be and be deemed to be continuing and survive the execution and delivery of this Agreement, the Closing and the Effective Time) as follows:

         4.01 Organization and Good Standing. VWI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full power and authority to own or lease its properties and to carry on its business as presently being conducted and enter into and perform each of the transactions, covenants and agreements provided for in this Agreement.

         4.02 Execution and Performance Authorized. The execution, delivery and performance of this Agreement and all other documents and related agreements contemplated hereunder, have been duly approved by VWI's board of directors and shareholders; such execution and delivery and the consummation by VWI of the transactions, covenants and agreements contemplated hereunder have been duly authorized by the taking of all necessary corporate action; and no further action is required to be taken by law and/or pursuant to the certificate of incorporation, by-laws or otherwise of VWI to authorize the execution, delivery and/or performance of this Agreement, and/or the taking of all action required to be taken by VWI with respect to this Agreement and the consummation of the transactions and performance of this Agreement and the other agreements contemplated hereunder. The Agreement and the other documents contemplated hereunder, are valid and binding and fully enforceable against VWI in accordance with their respective terms, subject, as to enforcement of remedies, to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the rights of creditors generally and the discretion of courts in granting equitable remedies. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by VWI for the execution, delivery, or performance of this Agreement and the other agreements referred to herein.

         4.03 Absence of Litigation. There is no action, lawsuit, proceeding or investigation of any kind or nature pending or, to its knowledge, threatened against VWI before any court, tribunal or administrative agency or board which it reasonably expects, individually or in the aggregate, to materially and adversely: (a) affect the solvency of VWI, (b) affect its ability to perform hereunder, or (c) render any one or more of this Agreement and/or any of the agreements referred to herein and/or the transactions contemplated hereunder void or voidable.

         4.04 No Other Default. The execution and delivery of this Agreement and the other agreements referred to herein, and the consummation of the transactions contemplated hereunder will not conflict with or violate or require any consent under and will not result in any breach or termination of certificate of incorporation or by-laws of VWI, or any other agreement to which VWI is a party or by which its properties are subject or by which it is bound. VWI is not in violation of, or in default under, (i) any term or provision of its constitutional documents; (ii) any material term or provision or any financial covenant of any indenture, mortgage, contract, commitment or other agreement or instrument to which it is a party or by which it or any or its properties or business is or may be bound or affected; or (iii) any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court, domestic or foreign, having jurisdiction over it or any of its properties or business. VWI owns, possesses or has obtained all governmental and other licenses, permits, certifications, registrations, approvals or consents and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to conduct its business or operations as presently conducted and all such governmental and other licenses, permits, certifications, registrations, approvals, consents and other authorizations are outstanding and in good standing, and there are no proceedings pending or, to the best of its knowledge, threatened, or any basis therefore existing, seeking to cancel, terminate or limit such licenses, permits, certifications, registrations, approvals or consents or authorizations, or related to the breach or failure to comply of VWI with any law, rule, regulation, judgment, order or decree;

         4.05 Permits and Filings. Except for the filing of the Certificate of Merger, there is no requirement applicable to VWI to make any further filing with, or to obtain any permit, authorization, consent or approval of, any governmental or other regulatory authority as a condition of the lawful consummation of the transactions contemplated under this Agreement.

         4.06 Corporate Documents. VWI has furnished to PI true, correct and complete copies of its certificate of incorporation, By-laws and minute book, and a certificate of good standing from the state of Delaware dated within thirty (30) days of the closing date. The minute book contains a record, which is complete and accurate in all material respects, of all meetings and all corporate actions of the shareholders and board of directors of VWI. VWI is not in material violation or breach of, or in default with respect to, (a) any term of its constitutional documents or any agreement to which it is a party or by which its assets are bound, or (b) any law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over it or its assets.

         4.07 Capitalization. The authorized capital stock of VWI consists of 50,000,000 shares of common stock ("VWI Stock") of which 25,000,000 shares are issued and outstanding ("Outstanding VWI Stock"). The shares of Outstanding VWI Stock are duly authorized, validly issued, fully paid, and non-assessable. There are no commitments, plans, arrangements to issue, options, warrants, security, or other rights calling for the issuance of, any shares of capital stock or other ownership interest in VWI or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of or ownership in VWI.

         4.08 Tax and Other Liabilities. VWI has no liability of any nature, accrued, absolute or contingent, secured or unsecured including without limitation liabilities for payroll and other employee taxes, federal, state, local, or foreign taxes or liabilities to customers or suppliers, other than liabilities which are reflected on the Financial Statement. Except for the liabilities included on the Financial Statement, as of the date of such Financial Statement, VWI had no liabilities, either fixed or contingent, which would have been required to be recorded under GAAP as of such date, and to the knowledge of VWI no such liabilities, other than liabilities arising in the ordinary course of business and/or pursuant to this Agreement have accrued and/or will accrue between such date and the Effective Time. VWI has filed all federal, state, municipal and local tax returns (whether relating to income, sales, franchise, withholding, real or personal property or otherwise) required to be filed under the laws of the United States and all applicable states, and has paid in full all taxes which are due pursuant to such returns or claimed to be due by any taxing authority or otherwise due and owing. No penalties or other charges are or will become due with respect to the late filing of any such return. To the best of the knowledge of VWI, after due investigation, each such tax return heretofore filed by VWI correctly and accurately reflects the amount of its tax liability thereunder. VWI has withheld, collected and paid all other levies, assessments, license fees and taxes to the extent required and, with respect to payments, to the extent that the same have become due and payable;

         4.09 Litigation and Claims. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or, or to the knowledge of VWI threatened, with respect to VWI or any of its business, properties, or assets.

         4.10 Properties. As of the Effective Time, VWI will have good title to all properties and assets used in its business or owned by it free and clear of all liens, claims, mortgages, security interests, pledges, charges, and encumbrances.

         4.11 Contracts and Other Instruments. VWI is not a party to nor it or its assets bound by any agreement of any kind, nature or description except as set forth in the Registration Statement. VWI is not in breach or violation of or default under any contract or instrument to which VWI is a party and/or by which its assets are bound; and no event has occurred which with the lapse of time or action by a third party could result in a breach or violation of or default by VWI under any contract or other instrument to which VWI is a party of by which it or any of its assets are bound or affected, nor is there any court or regulatory order pending against or affecting VWI and/or any of its assets. VWI is not a party to any agreement performable in the future

         4.12 Employees. VWI has no employees and no welfare benefit plans (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974 ("ERISA")or otherwise of any kind, nature or description.

         4.13 Pre Closing Activity. VWI shall not enter into or consummate any transactions prior to the Closing other than in the ordinary course of business and will pay no dividend, or increase the compensation of any officer, director or employee and will not enter into any transaction or agreement which would adversely affects its financial condition. VWI shall deliver to PI at or prior to the Closing copies of any and all reports relating to the financial and/or business condition of VWI which are created or published subsequent to the date hereof together with any reports or communications sent to the stockholders of VWI subsequent to the date hereof.

         4.14 Accuracy. No statement, representation or warranty contained herein, in any certificate delivered pursuant to this Agreement, the Registration Statement and/or in any report filed with the Securities Exchange Commission (the "Commission") contains or will contain any untrue statement of a material fact or omits to state any material fact necessary to make such statement, representation or warranty not misleading.

         4.15 Purchase for Investment Purposes Only. The shareholders of VWI are acquiring the PI Common Stock as a result of the Merger for investment purposes only and not with the view to the resale or distribution thereof. Each of the shareholders of VWI is an "accredited investor" under the regulations promulgated under the 33 Act or otherwise meets one of the definitions for persons entitled to acquire unregistered securities pursuant to an exemption from registration under the 33 Act. Neither VWI nor its shareholders have received and/or relied upon any representations or warranties from PI other than those contained in this Agreement and the attached schedules or exhibits hereto. VWI represents and warrants that it and its shareholders have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in PI Common Stock. VWI and its shareholders understand and acknowledge that the PI Common Stock has not been registered under the Act or under any state securities act and are being issued to the shareholders of VWI pursuant to an exemption from registration under the Act. The reliance by PI upon such exemption is predicated upon the representations and warranties of VWI contained herein. In this regard, VWI and its shareholders understand and agrees that there may be affixed to the certificates representing the shares of PI Common Stock acquired by the shareholders of VWI hereunder a legend advising of the unregistered, restricted nature of the shares.

         4.16 Certificate. The representations, warranties, covenants and agreements of vwi contained in this agreement, including, without limitation, those contained in this article iv, are true, accurate and correct in all respects as of the date hereof and shall be true, accurate and correct and complete, in all respects, as of the closing; and at the closing vwi shall deliver to pi a certificate, executed by the chief executive officer of vwi remaking, on behalf of vwi each of the representations, warranties, covenants and agreements set forth in this agreement, including without limitation, those set forth in this article iv hereof.

         5.04   Indemnity.

         (a) VWI does hereby agree to indemnify and hold harmless PI and its employees, officers, directors and successors against and in respect of any and all claims, suits, actions, proceedings (formal or informal), governmental
investigations,   judgments,   deficiencies,   set-offs,  damages,  settlements,
liabilities, and reasonable legal and other expenses (including reasonable attorneys fees and defense costs) as and when incurred arising out of or based upon any breach by VWI of any representation, warranty, covenant, or agreement of VWI contained in this Agreement;

         6.03     VWI's Obligations at Closing.

         At or prior to the Closing, VWI shall deliver or cause to be delivered to PI, in form satisfactory to PI, the following:

                  (a) A true copy of the minutes of the meeting of the Board of Directors of VWI adopting the Agreement and Plan of Merger and Merger, recommending the Agreement and Plan of Merger and Merger to the shareholders of VWI and authorizing PI's execution, delivery and performance of this Agreement;

                  (b) A true copy of the notice of shareholders meeting and proof of service thereof upon all VWI shareholders of record in accordance with Delaware law together with the minutes of the shareholder's meeting evidencing shareholder approval of the Plan of Merger and the execution, delivery and performance of this Agreement; or, alternatively, a unanimous written consent executed by all of the shareholders of VWI containing the foregoing approvals;

                  (c) An opinion of counsel to VWI reasonably acceptable to PI with respect to such matters and in such form as shall be reasonably requested by and acceptable to PI;

                  (d) Documentary proof reasonably acceptable to PI that all of the liabilities of VWI of every kind, nature and description have been paid in full as at and through the date of the Closing, except as may be excluded in
Schedule 6.03(d) hereto;

                  (e) All of the books and records of VWI;

                  (f) A certificate of good standing for VWI issued within thirty (30) days prior to the Closing Date by the Secretary of State of Delaware; and

                  (g) All other schedules, certificates and other documents required by this Agreement to be delivered by VWI on or before Closing or the Effective Time;


                                VWI. ABANDONMENT

         7.01 Abandonment of Merger. The rights and obligations of the Constituent Corporations under this Agreement may be terminated and the Merger abandoned prior to the Effective Time by the mutual agreement of the Board of Directors of both of the Constituent Corporations.

                               VWII. MISCELLANEOUS

         8.01 Brokerage Fees. No party to this Agreement has consented to or authorized any broker or agent to act on its behalf, directly or indirectly, as a broker or finder in connection with the transaction contemplated by this Agreement. In the event any claim is made for a broker's or finder's fee in connection with the transactions contemplated hereunder, the party responsible for retaining or securing said broker or finder shall be solely responsible for the payment of any broker's or finder's fees incurred as a result thereof. Further, the responsible party or parties shall indemnify the other parties against any loss or liabilities by reason of such broker's or finder's fees.

         8.02 Further Actions. At any time and from time to time, each party agrees, at its expense, to take such actions and to execute and deliver such documents as may be reasonably necessary to effectuate the purposes of this Agreement.

         8.03 Survival. Except as otherwise provided herein, the covenants, agreements, representations, and warranties contained in or made pursuant to this Agreement shall survive the Effective Time and any delivery of consideration at Closing or the Effective Time irrespective of any investigation made by or on behalf of any party.

         8.04 Modification. This Agreement and the related instruments and agreements hereto set forth the entire understanding of the parties with respect to the subject matter hereof, supersede all existing agreements among them concerning such subject matter, and may be modified only by a written instrument duly executed by all of the parties hereto.

         8.05 Notices. All notices, elections, reports or other correspondence required or permitted hereunder shall be in writing and deemed to have been properly given or delivered when mailed by certified mail, return receipt requested, postage prepaid, delivered by overnight express courier, delivery fees prepaid, or transmitted by fax with receipt confirmed, to the party to whom directed at the below specified addresses:

If to PI:                              Daniel L. Hodges
                                       Peppercorn Industrial Corporation
                                       2102 N. Donner Ave.
                                       Tucson, AZ 85749

With a copy to:                        Kevin Sherlock, Esq.
                                       Sherlock Consulting Corp.
                                       4042 N. Pontatoc Rd.
                                       Tucson, AZ 85718


If to VWI:                             Michael K. Graye
                                       Vinex Wines, Inc.
                                       11 East 44th Street

                                       Suite 504
                                       New York, NY 10017

With a copy to:                        Stan Moskowitz
                                       Moskowitz, Altman  & Hughes
                                       11 East 44th Street
                                       Suite 504
                                       New York, NY 10017

Any such notice shall be deemed given three days after deposit with the mail, one day following delivery thereof to an overnight express courier or upon confirmation of receipt when sent by fax. The address of a party may be changed in accordance with the notice provisions of this section.

         8.06 Waiver. Any waiver by any party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions will not be considered a waiver, or deprive that party, of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

         8.07 Binding Effect. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and in addition shall inure to the benefit of the indemnitees and their respective successors, assigns, heirs, and personal representatives.

         8.08 No Third-Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Section 8.07).

         8.09 Severability and Reformation. If any provision of this Agreement is invalid, illegal, or unenforceable, the balance of this Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance, it shall nevertheless remain applicable to all other persons and circumstances, in either case unless the result thereof would preclude the consummation in all material respects of the Merger contemplated by this Agreement and the associated transactions or result in an unjust modification of the balance of rights and obligations hereunder. To the extent provided in this section, a court having jurisdiction of a matter involving the interpretation of this Agreement shall be authorized to reform this Agreement to the minimum extent necessary to accomplish the objectives of this section.

         8.10   Headings.   The  headings  of  this  Agreement  are  solely  for
convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

         8.11 Governing Law. To the extent permitted by law, this Agreement shall be governed by and construed in accordance with the laws of the state of Nevada, without giving effect to conflict of laws. To the maximum extent permitted by law and subject to the provisions of Section 8.14 hereof, any action or proceeding initiated by any party to this Agreement, any indemnitee or any other person claiming rights under this Agreement shall be brought in an appropriate state or federal court in Las Vegas, Nevada, and any person claiming rights under this agreement consents to the jurisdiction and proper venue of such forum.

         8.12 Separate Counterparts. This Agreement may be executed in several identical counterparts, each one of which shall be considered an original and all of which when taken together shall constitute but one instrument.

         8.13 Incorporation of Recitals, Exhibits and Schedules. All related instruments and agreements executed in connection herewith are incorporated herein by this reference and expressly made a part of this Agreement.

         8.14 Arbitration. Except in cases where the remedy of preliminary injunction is reasonably sought by a party because of the irreparability and immediacy of the harm alleged to be caused or threatened, in the event there shall arise any dispute or claim in law or equity arising out of this Agreement or any breach thereof or any resulting transaction between the parties under this Agreement and if such dispute cannot be resolved through negotiation, the parties agree that such dispute shall be submitted to arbitration under the rules and regulations of the American Arbitration Association then obtaining. The arbitration shall be held in Las Vegas, Nevada, before a single arbitrator.

                            SIGNITURE PAGE TO FOLLOW

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date of the day and year first above written.

                                     Vinex Wines, Inc.
                                     June 12, 2000

                                     By_________________________
                                     Michael K. Graye, President



                                     Peppercorn Industrial Corporation
                                     June 12, 2000

                                     By_________________________
                                     Daniel L. Hodges, President